UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2026 (May 29, 2026)

CONX Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-39677	85-2728630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 S. Santa Fe Dr.

Littleton, CO 80120
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 472-1542

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None. (1)

(1) The Company’s Class A common stock and public warrants are traded on the over-the-counter market under the symbol “CNXX” and “CNXXW,” respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 29, 2026, HC2 Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) and a wholly owned subsidiary of CONX Corp. (the “Company”), HC2 Broadcasting Holdco, LLC, a Delaware limited liability company (“Seller”), and HC2 Broadcasting Holdings Inc., a Delaware corporation (“HC2”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into HC2 (the “Merger”), with HC2 surviving the Merger as a subsidiary of the Company (the “Surviving Entity”).

On the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Merger (the “Closing”), (a) the shares of common stock, par value $0.001 per share, of HC2 (the “HC2 Common Stock”) (other than shares of HC2 Common Stock held by Merger Sub after giving effect to the closing of the Merger) will be converted into the right to receive 25% of the shares of common stock of the Surviving Entity to be outstanding immediately following the Closing, subject to certain adjustments as set forth in the Merger Agreement, and (b) the membership interests of Merger Sub outstanding immediately prior to the Closing will be converted into 75% of the shares of common stock of the Surviving Entity to be outstanding immediately following the Closing, subject to certain adjustments as set forth in the Merger Agreement, which represents the value attributable to (i) the extinguishment of the Loans (as defined below) and (ii) the funding of $75 million in equity commitments by the Company in favor of the Surviving Entity from time to time following the Closing, which equity commitments are subject to certain adjustments as set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties by each of the parties, and certain covenants, including covenants relating to (a) the conduct of HC2’s business between the execution of the Merger Agreement and the Closing and (b) their respective efforts to consummate the Merger, including obtaining the required regulatory approvals.

The Closing is subject to customary conditions, including (a) receipt of regulatory approvals, including certain approvals of the Federal Communications Commission and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) that the obligations under the Loan Agreement (as defined below) shall not have been declared due and payable.

The Merger Agreement (a) provides customary termination rights for the parties, including if the Merger has not occurred on or prior to November 29, 2026, subject to two potential extensions to March 1, 2027 and May 29, 2027 in the event the only condition to the Merger that remains unsatisfied as of such dates is the receipt of certain regulatory approvals and certain other exceptions, and (b) contains certain indemnification obligations by the parties thereto in connection with breaches of certain representations and warranties and certain covenants contained in the Merger Agreement, subject to certain exceptions.

The above summary of the material terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Innovate Option Agreement

In connection with entry in the Merger Agreement, the Company, Seller, HC2 and Innovate Corp., a Delaware corporation (“Innovate Parent”), entered into an option agreement, dated as of May 29, 2026 (the “Innovate Option Agreement”), pursuant to which Seller will have the right to purchase, from time to time, for a period of 18 months following the Closing, up to 15% in the aggregate of the then outstanding equity interests of the Surviving Entity on a fully-diluted basis from the Company at a specified equity valuation.

The above summary of the material terms of the Innovate Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Innovate Option Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

EchoStar Option Agreement

In connection with the entry in the Merger Agreement, the Company, Innovate Parent and EchoStar Corporation (“EchoStar”) entered into a letter agreement (the “EchoStar Option Agreement”) pursuant to which EchoStar will have the right, but not the obligation, for a period of two years beginning on May 29, 2026, to purchase up to 80.1% of the equity interests of HC2 on a fully-diluted basis at the fair market value of such equity interests (the “EchoStar Option”). If exercised prior to the Closing, the Company will assign a portion or all of its rights and obligations under the Merger Agreement to EchoStar or one of its affiliates.

The Company’s entry into the EchoStar Option Agreement constitutes a related party transaction and in accordance with the Company’s related party transaction policy, the Audit Committee of the Company’s board of directors reviewed and approved the Company’s entry into the EchoStar Option Agreement.

The above summary of the material terms of the EchoStar Option Agreement does not purport to be complete and is qualified in its entirety by reference to the EchoStar Option Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Loan Agreement

On May 29, 2026 (the “Loan Closing Date”), Merger Sub entered into a Loan Agreement (the “Loan Agreement”), as lender, with HC2, as borrower, Seller, and certain of HC2’s subsidiaries and affiliates, as guarantors.

The Loan Agreement provides for a bridge loan facility in an aggregate principal amount of $105 million (the “Bridge Loan Facility”), which was funded in a single drawing on the Loan Closing Date. The proceeds of the Bridge Loan Facility were used by HC2 to (a) fully satisfy and discharge all non-contingent obligations, including all accrued and unpaid interest and fees, under HC2’s 8.50% and 11.45% notes (the “Existing Notes”) and (b) repurchase equity interests in HC2 and DTV America Corporation, a Delaware corporation, held by certain holders of the Existing Notes.

HC2’s obligations under the Bridge Loan Facility are guaranteed by Seller and HC2’s subsidiaries (subject to certain customary exclusions) (collectively, the “Guarantors”), and such guarantees are secured by the assets of each such Guarantor on a first lien basis (subject to certain customary exclusions).

Loans under the Bridge Loan Facility (“Loans”) accrue interest at a rate per annum equal to 8.00%, payable quarterly in kind by capitalizing such interest as additional principal of the Bridge Loan Facility on each interest payment date. The Bridge Loan Facility matures on the first anniversary of the Loan Closing Date.

HC2 may not voluntarily prepay the Loans prior to maturity. In the event of any early repayment or acceleration of the Loans, or the Loans reaching maturity without the occurrence of the consummation of the Merger, HC2 is required to repay in cash an amount sufficient to result in a minimum cash return on the original principal amount of the Loan, including all accrued and capitalized interest thereon, of 1.50:1.00.

The Loan Agreement contains certain affirmative and negative covenants that limit the ability of HC2 and the Guarantors, among other things, and subject to certain exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, and acquisitions, and pay dividends and make other restricted payments. The Loan Agreement contains certain events of default, including relating to a change of control and termination of the Merger Agreement. If an event of default occurs, Merger Sub will be entitled to take various actions, including the acceleration of amounts due under the Loan Agreement, subject to certain cure periods.

The above summary of the material terms of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Copies of the Merger Agreement, the Innovate Option Agreement, EchoStar Option Agreement and the Loan Agreement and the above descriptions of the Merger Agreement, the Innovate Option Agreement, the EchoStar Option Agreement and the Loan Agreement have been included to provide investors with information regarding the terms of the Merger Agreement, the Innovate Option Agreement, the EchoStar Option Agreement and the Loan Agreement, respectively. They are not intended to provide any other factual information about the Company, Innovate Parent, HC2 or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement, the Innovate Option Agreement, the EchoStar Option Agreement and the Loan Agreement were made only for the purposes of such agreements and as of specific dates, are solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the applicable agreements, which subsequent information may or may not be fully reflected in the Company’s or Innovate Parent’s public disclosures.

Forward Looking Statements

This Current Report on Form 8-K includes certain statements which may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, but are not limited to, the following:  (i) uncertainties as to the timing of the Merger; (ii) the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Merger; (iv) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on HC2’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and businesses generally; (vii) risks related to diverting management’s attention from the Company’s or HC2’s ongoing business operations; (viii) the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s securities, including if the proposed transaction is not consummated; (ix) risks that the benefits of the Merger are not realized when and as expected; (x) the risk that the Loans may not be repaid when anticipated or at all, including if the Merger Agreement is terminated, the Merger is not consummated or the maturity date of the Loans occurs prior to consummation of the Merger; (xi) deterioration in the value of the collateral or other credit support securing the obligations under the Loan Agreement, (xii) the occurrence of an event of default under the Loan Agreement and the Company’s ability to exercise available remedies with respect thereto; (xiii) the deterioration in the business, operating results or liquidity position of HC2 prior to the Closing; (xiv) the risk that the Company is not able to realize all or some of the benefits of the Merger if EchoStar exercises the EchoStar Option; (xv) risks related to the Company being a minority shareholder of HC2 in the event EchoStar exercises the EchoStar Option; (xvi) legislative, regulatory and economic developments; and (xvii) other risks and factors indicated from time to time in the Company’s and Innovate Parent’s filings with the SEC, including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on November 28, 2025, and in other reports we file with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1*†	Agreement and Plan of Merger, dated as of May 29, 2026, by and among CONX Corp., HC2 Merger Sub, LLC, HC2 Broadcasting Holdings, Inc. and HC2 Broadcasting Holdco, LLC.

10.1†	Option Agreement, dated as of May 29, 2026, by and among CONX Corp., HC2 Merger Sub, LLC, HC2 Broadcasting Holdings, Inc., HC2 Broadcasting Holdco, LLC and Innovate Corp.

10.2	Letter Agreement, dated as of May 29, 2026, by and among CONX Corp., EchoStar Corporation and Innovate Corp.

10.3*†	Loan Agreement, dated as of May 29, 2026, by and among HC2 Broadcasting Holdings Inc., HC2 Broadcasting Holdco, LLC, the other subsidiaries of HC2 Broadcasting Holdings Inc. party thereto, and HC2 Merger Sub, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K.

† Portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) or Item 601(b)(10)(iv) of Regulation S-K.

The Company agrees to furnish supplementally a copy of any omitted schedule to the U.S. Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX Corp.

Date: June 1, 2026	By:	/s/ Kyle Jason Kiser
	Name:	Kyle Jason Kiser
	Title:	Chief Executive Officer